Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No.             ) of our report, which includes an explanatory paragraph relating to Mercator Partners Acquisition Corp.’s ability to continue as a going-concern, dated January 21, 2005, on our audit of the financial statements of Mercator Partners Acquisition Corp. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J. H. Cohn LLP

Great Neck, New York

January 21, 2005